Nobel Learning Communities, Inc. Reports Significantly Improved First Quarter
                                     Results

    Fastest First Quarter Revenue Increase in over Six Years, Margins Expand

    WEST CHESTER, Pa., Nov. 8 /PRNewswire-FirstCall/ -- Nobel Learning Communities, Inc. (Nasdaq: NLCI), a leading operator of private preschools, elementary schools, and middle schools, today reported improved financial results for the first quarter of fiscal 2008, which ended September 29, 2007.

    First quarter net loss was $290,000, or $(0.03) per share, compared to a first quarter fiscal 2007 net loss of $670,000, or $(0.10) per share. Excluding discontinued operations, the loss for the quarter was $(0.02) per share compared to $(0.07) per share in the year earlier period. First quarter revenues rose to $44,633,000, an increase of 14.1% compared to the first quarter of fiscal 2007.

    The increase in revenue included a comparable school revenue increase of 5.4%, which consisted of a 3.6% - 4.0% tuition increase and an increase in average enrollments. Schools open or acquired over the past year contributed the balance of the revenue increase.
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    School gross profit for the first quarter of fiscal 2008 was $4,114,000, or
9.2% of revenue, up from $3,190,000, or 8.2%, of revenue in the first quarter of fiscal 2007. This 100 basis point improvement in the gross profit margin resulted from leveraging our school staffing costs and strong control of school operating costs. First quarter 2008 general and administrative expenses were up 21.0% compared to a year ago primarily due to a rise in personnel, consulting and acquisition related amortization.

    George Bernstein, President and Chief Executive Officer of Nobel Learning Communities, Inc., stated, "In the first quarter we successfully executed on virtually every one of our strategic initiatives, growing through tuition rate and enrollment increases, opening new schools and making opportunistic, accretive acquisitions. As a result, both total revenue and comparable school revenue grew at the fastest first quarter rates in over six years. Our strong revenue growth combined with our disciplined cost management enabled us to significantly expand our gross margin. We are very proud that we have been able to balance our new school openings, acquisitions and comparable schools growth in a manner that accelerates both our top line growth and bottom line financial performance.

    "During the first quarter we began migrating our successful preschool model to our elementary and middle schools to further strengthen our curriculum and develop a differentiated educational product. This strategy is building interest and loyalty from students and parents alike. By effectively implementing this strategy, we have three consecutive years of consistently improving financial performance and tremendous momentum entering this new school and fiscal year."

    About Nobel Learning Communities

    Nobel Learning Communities, Inc. is a national network of over 155 nonsectarian private schools, including preschools, elementary schools, and middle schools in 13 states across the nation and the District of Columbia. Nobel Learning Communities provides high-quality private education, with small class sizes, caring and skilled teachers, and attention to individual learning styles. Nobel Learning Communities also offers an array of supplemental educational services, including before- and after-school programs, the Camp Zone(R) summer program, learning support programs, and specialty high schools. For more information on Nobel Learning Communities, please visit http://www.NobelLearning.com.

    Except for historical information contained in this press release, the information in this press release consists of forward looking statements pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements involve risks and uncertainties that could cause actual results to differ materially from those in the forward looking statements. Potential risks and uncertainties include changes in market demand, market conditions, competitive conditions including tuition price sensitivity, execution of growth strategy, changes in labor force reducing demand or need for private schools and the acceptance of newly developed and converted schools. Other risks and uncertainties are discussed in the Company's filings with the SEC. These statements are based only on management's knowledge and expectations on the date of this press release. The Company will not necessarily update these statements or other information in this press release based on future events or circumstances.

    NLCI-F
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                        Nobel Learning Communities, Inc.
                      Consolidated Statements of Operations
          For the Thirteen Weeks Ended September 29, 2007 and September
                  30, 2006 (In thousands except per share data)
                                   (Unaudited)

                                                 Thirteen Weeks Ended
                                        ---------------------------------------
                                        September 29, 2007  September 30, 2006
                                        ------------------  ------------------

Revenues                                      $ 44,633          $ 39,108
                                              --------          --------
Gross Profit                                     4,114             3,190
General and administrative expenses              4,460             3,686
                                              --------          --------
Operating loss                                    (346)             (496)
Interest expense                                    47               322
Other income                                       (16)             (136)
                                              --------          --------
Loss from continuing operations
 before income taxes                              (377)             (682)
Income tax benefit                                (147)             (266)
                                              --------          --------
Loss from continuing operations                   (230)             (416)
Loss from discontinued operations,
 net of taxes                                      (60)             (254)
                                              --------          --------
Net loss                                          (290)             (670)
Preferred stock dividends                           --               132
                                              --------          --------
Loss applicable to common
 stockholders                                 $   (290)         $   (802)
                                              ========          ========

Weighted average common shares -
 diluted                                        10,367             8,093

Diluted loss per share:
Loss from continuing operations               $  (0.02)         $  (0.07)
Loss from discontinued operations                (0.01)            (0.03)
                                              --------          --------
Loss per share                                $  (0.03)         $  (0.10)
                                              ========          ========


                                               As of              As of
Selected Balance Sheet data:            September 29, 2007    June 30, 2007
----------------------------            ------------------    -------------

Cash and cash equivalents                      $ 1,521          $ 3,814
Property and equipment, net                     26,934           24,412
Goodwill and intangible assets, net             53,232           51,681
Deferred revenue                                17,225           12,835
Total debt                                          --               --
Stockholders' equity                           $54,063          $54,218

Number of schools                                  157              151


    Certain reclassifications have been made to the prior year condensed financial statements to conform to current period presentation. Certain financial information is presented on a rounded basis, which may cause minor differences.